Exhibit 99.1

GMR Solutions Inc. Reports Financial Results

for the Three and Six Months Ended June 30, 2026

and Reaffirms Full Year 2026 Guidance

LEWISVILLE, Texas (August 12, 2026) — GMR Solutions Inc. (“GMR” or the “Company”) (NYSE: GMRS), the nation’s largest provider of emergency medical services (“EMS”), today announced financial results for the three and six months ended June 30, 2026, and updated its full year 2026 financial guidance.

“We are pleased with our second quarter results, which reflect operational execution and continued momentum across our business,” said Nick Loporcaro, Chairman and Chief Executive Officer at GMR. “We expanded our core emergency services, secured new business wins, and continued advancing innovative solutions such as 911 Nurse Navigation, while maintaining our focus on delivering exceptional patient care. As the nation’s only integrated air and ground medical services platform, we believe we are uniquely positioned to capitalize on growth opportunities, deliver clinical excellence, and drive long-term value creation through disciplined execution.”

“We delivered strong operational and financial performance during the second quarter, reflecting continued demand for our services and disciplined execution across the enterprise,” said Brian Tierney, Chief Financial Officer. “The prior-year period benefited from favorable revenue estimate developments driven by unusually strong collections on No Surprises Act claims related to prior years of service, resulting in a $74.3 million year-over-year difference in changes in revenue estimates. Despite this comparison dynamic, the underlying performance of our business remains strong, and we are reaffirming our full-year guidance, based on our results to date and outlook for the remainder of the year.”

Second Quarter 2026 Financial Highlights

●	Net revenue of $1,490.3 million, up 3.3% compared to $1,442.0 million in the second quarter of 2025
●	Net loss of $28.3 million, down 135.0% compared to net income of $80.8 million in the second quarter of 2025
●	Adjusted EBITDA(1) of $284.5 million, down 11.8% compared to $322.6 million in the second quarter of 2025
●	Maintained a strong liquidity position, in excess of $1.1 billion, comprised of $420.0 million of cash and cash equivalents and approximately $696.3 million of available borrowing capacity on the ABL Facility as of June 30, 2026
●	Completed initial public offering on May 14, 2026, generating net proceeds of $446.8 million through the issuance and sale of 31.9 million shares of Class A common stock
●	Reduced leverage and strengthened the Company’s balance sheet through a series of strategic capital transactions, including the repayment of $670.0 million of senior secured term loan borrowings and the redemption of all outstanding Series B preferred stock
●	Issued 33.3 million warrants in a private placement transaction for gross proceeds of $500.0 million

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” at the end of this press release for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

Key Financials

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	%	2026	2025	%

($in thousands)	(Unaudited)			(Unaudited)
Net revenue	$1,490,286	$1,442,011	3.3%	$2,947,862	$2,809,418	4.9%

Net income	$(28,278)	$80,761	(135.0%)	$78,058	$118,785	(34.3%)

Adjusted EBITDA(1)	$284,536	$322,574	(11.8%)	$589,588	$600,635	(1.8%)

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” at the end of this press release for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

Business Metrics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

	(Unaudited)		(Unaudited)
Patient encounters
Emergent transports	845,805	824,170	1,683,248	1,656,043
Non emergent transports	202,529	208,864	407,238	429,448
Total ambulance transports	1,048,334	1,033,034	2,090,486	2,085,491
of which, Ground transports	1,012,182	999,220	2,019,992	2,017,716
of which, Flights	36,152	33,814	70,494	67,775
Wheelchair transports	6,855	16,138	14,683	32,715
Nurse Navigation encounters	28,909	19,308	57,031	38,479
Non-transport	278,480	281,395	552,400	551,672
Total patient encounters	1,362,578	1,349,875	2,714,600	2,708,357

Net transport revenue per ambulance transport	$1,370	$1,351	$1,365	$1,305

Other key performance indicators:
Emergent air transport requests	80,577	76,933	155,790	152,774
Air base count	385	381	385	381
Weather cancellation rate for emergent air transports	15.5%	18.5%	16.3%	18.2%
Same market revenue growth	3.8%	12.1%	5.7%	13.4%
Net cash capital expenditures (in thousands)	$66,400	$40,303	$120,411	$78,931
Cash used in aircraft financing arrangements (in thousands)	$27,486	$24,405	$52,478	$49,500

Payor mix (as a percentage of net transport revenue):
Medicare	26%	24%	25%	25%
Medicaid	9%	8%	9%	8%
Commercial insurance and managed care	54%	59%	56%	58%
Other third-party payors	9%	7%	8%	7%
Self-pay	2%	2%	2%	2%
Net transport revenue	100%	100%	100%	100%

Full Year 2026 Financial Guidance

GMR is reaffirming the following guidance for the full year 2026:

(in millions)	Range for the year ending
	December 31, 2026
	Low	High
Net revenue	$5,890	$6,180

Adjusted EBITDA(2)	$1,135	$1,195

Cash used for net capital expenditures and aircraft financing as a percent of net revenue	5.1%	5.3%

(2)	A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Webcast and Conference Call Details

The Company will host a conference call tomorrow, August 13, 2026, at 8:30 a.m. Eastern Time. Investors can access the live call by joining the following link https://events.q4inc.com/attendee/831059655.

An archived webcast of the event will be available on the “Events & Presentations” section of the GMR website at https://investors.globalmedicalresponse.com/. The Company has posted supplemental information on the results that it will reference during the conference call. The supplemental information can be found under the “Financials” tab on the Company’s investor relations page. Following the live event, replays will be available via webcast for one year at https://investors.globalmedicalresponse.com/.

About Global Medical Response

GMR is the nation’s largest provider of EMS, delivering EMS and other essential out-of-hospital care in rural and urban communities that represent approximately 60% of the U.S. population. As the only national, fully integrated, air and ground EMS provider, GMR operates in approximately 1,400 counties across the country. A recognized innovator, GMR develops new solutions to meet evolving industry needs and expand access to high-quality care. With roughly 34,000 team members, GMR supports roughly 5.5 million patient encounters annually and performs a critical care intervention every 88 seconds. Its family of solutions includes ambulance EMS provider American Medical Response, as well as multiple air EMS organizations including Air Evac Lifeteam, REACH Air Medical Services, Guardian Flight, Med-Trans Corporation, and AirMed International.

We may use our website (www.globalmedicalresponse.com), Facebook page (www.facebook.com/GlobalMedicalResponse), X (Twitter) (www.x.com/GMR_Social), LinkedIn (www.linkedin.com/company/Global-Medical-Response), and Instagram (www.instagram.com/Global_Medical_Response), accounts as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Investor Email Alerts” section of our website at https://investors.globalmedicalresponse.com/resources/investor-email-alerts/default.aspx. The contents of our website, any alerts and social media channels are not, however, a part of this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts, including statements related to our ability to capitalize on growth opportunities, drive long-term value creation and expand our services and statements regarding growth opportunities, delivery of services and our financial guidance. These forward-looking statements may relate to matters which include, but are not limited to, industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “can,” “continue,” “could,”

“estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” the negative version of these words, or similar terms and phrases.

The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

●	if we receive fewer emergency transport requests or fewer non-emergency ambulance transport requests, our revenue could be adversely affected;
●	shifts in payor mix could decrease our revenue;
●	changes in the rates paid by, or the coverage or reimbursement methodology used by, commercial insurers, and delays in collection or non-collection of our accounts receivable could adversely affect us;
●	reduction in governmental rates for our services, limitations in funding for our services, or reduction in the number of individuals eligible for Medicare and Medicaid programs could adversely impact our business;
●	our business could be materially adversely affected if we are not able to maintain or reduce costs to provide our services;
●	we have a history of losses and can provide no assurance of our future operating results;
●	federal and state “surprise medical billing” legislation and regulations could adversely affect us;
●	deterioration in the collectability of patient responsibility accounts or charges for uninsured patients could reduce our revenue;
●	adverse weather conditions and physical impacts of climate change affect our helicopter emergency air ambulance operations, which could adversely impact our results of operations;
●	the inability to maintain our corporate reputation and relationships with existing patient referral sources or establish new referral sources could materially adversely affect us;
●	loss of existing contracts, including ground ambulance contracts and our EMS partnership with the Federal Emergency Management Agency, could adversely affect our revenue;
●	our inability to attract and retain qualified and skilled personnel could adversely affect us;
●	our business requires substantial capital expenditures and working capital financing, which we may be unable to obtain on satisfactory terms or at all;
●	our dependency on a limited number of third-party vendors for certain equipment and services could impair our ability to obtain the equipment and services we need to operate our business;
●	inflationary pressure, particularly increases in fuel costs, could negatively impact our operations;
●	our emphasis on servicing rural communities exposes us to risks;
●	accidents or other incidents involving patient transport operations could materially and adversely affect our reputation, business, financial condition, results of operations and cash flows;
●	any failure by us to manage or integrate acquisitions, divestitures, and other significant transactions successfully may have a material adverse effect on us;
●	if we fail to manage organizational change effectively, we may be unable to execute our business plan, maintain our high levels of service or adequately address competitive challenges;
●	our business may be materially and adversely affected if we are unable to ensure that our services interoperate with operating systems, devices and software and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems;
●	impairment of our goodwill or other intangible assets may adversely impact us;
●	cybersecurity incidents could disrupt business operations, result in the unauthorized access to or disclosure or use of critical and other sensitive or regulated data or confidential information and adversely impact us;
●	our use or our third-party service providers’ or business partners’ use of Machine Learning Technologies and the evolving regulatory framework in this area could materially or adversely affect us;
●	we are subject to risks related to payment processing;
●	hospital capacity and the ability of hospitals to treat the patients we transport can impact our business;
●	our business may be harmed by labor relation matters;
●	we may be adversely affected if we are unable to retain any member of our senior management;
●	adverse changes in general economic conditions and reductions in consumer spending could adversely impact the patients and the hospitals that use our services;
●	competition from other air or ground ambulance providers may adversely affect our business;

●	we may be subject to substantial malpractice or other similar claims and insurance coverage for some of our losses may be inadequate and may be subject to the credit risk of commercial insurance companies;
●	the reserves established for our losses covered under insurance programs are subject to inherent uncertainties;
●	risks relating to payments to tax receivable agreement parties for certain tax benefits;
●	risks relating to our compliance with our legal and regulatory framework;
●	continued regulatory and public scrutiny of private equity’s role in EMS and healthcare may limit our ability to acquire operations, expand in certain states, or otherwise materially and adversely affect our reputation, business, operations and financial condition;
●	our inability or failure to obtain, maintain, protect or enforce our intellectual property rights could adversely affect our business;
●	our substantial indebtedness could adversely affect our financial condition;
●	we will be a “controlled company” within the meaning of the rules of the New York Stock Exchange and the rules of the SEC and, as a result, qualify for, and intend to rely on, exemptions from certain corporate governance requirements;
●	KKR, and funds affiliated with it, controls us and its interests may conflict with yours in the future; and
●	regulations limit foreign ownership of us, which could reduce the price of our Class A common stock and cause owners of our Class A common stock who are not U.S. persons to lose their voting rights.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our filings with the SEC, including the information under the captions “Risk Factors” in GMR’s final prospectus (the “IPO Prospectus”) in connection with our initial public offering (the “IPO”), filed with the SEC and dated May 12, 2026, as well as GMR’s subsequent other filings with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us herein speaks only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included herein. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. For additional information on these and other factors that could cause GMR’s actual results to differ materially from expected results, please see our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and on the “Investor Relations” tab of our website.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Specifically, we make use of the non-GAAP financial measures “EBITDA” and “Adjusted EBITDA.”

We provide non-GAAP financial information to enhance the understanding of our GAAP financial information and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. We believe that providing these non-GAAP measures in addition to the GAAP measures allows management, investors and other users of our financial information to more fully and accurately assess performance. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be directly comparable to that of other companies.

We define EBITDA as net income (loss) before interest expense, net, income tax provision (benefit), and depreciation and amortization. We define Adjusted EBITDA as EBITDA, as further adjusted to exclude management fees, non-cash stock-based compensation, professional fees and other expenses for non-recurring matters, debt financing fees paid to (received from) third parties and certain other items that we do not consider indicative of our ongoing operating performance.

Management uses EBITDA and Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, to report compliance with certain covenants in our debt agreements and to compare our performance against that of peer companies using similar measures. Moreover, we present EBITDA and Adjusted EBITDA because we believe that investors consider them to be important supplemental measures of our performance and believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

Adjusted EBITDA is an analytical indicator used by management and the healthcare industry to evaluate company performance and allocate resources. Adjusted EBITDA should not be considered in isolation or as an alternative to net income (loss), cash flows from operations, investing or financing activities, or other financial statement data presented in the unaudited condensed consolidated financial statements as indicators of financial performance. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and may not be comparable to similarly titled measures used in debt compliance calculations. Net income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to Adjusted EBITDA, as defined.

GMR Contacts:

Media Contact:

Kirsten Gurmendi

Public Relations Director, GMR Solutions Inc.

media@gmr.net

877.418.2980

Investor Contact:

Krister Sorensen

Vice President, Investor Relations, GMR Solutions Inc.

Investor.relations@gmr.net

GMR Solutions Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

June 30, 2026 and December 31, 2025

(Amounts in thousands, except share and par value amounts)

	June 30,	December 31,
	2026	2025
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$420,001	$609,349
Insurance collateral	76,755	78,608
Accounts receivable, net	1,166,369	1,094,814
Spare parts, medical supplies and fuel	127,819	115,725
Prepaid expenses	84,663	105,014
Other current assets	147,372	128,571
Total current assets	2,022,979	2,132,081
Property and equipment, net of accumulated depreciation of $1,303,633 and $1,223,603 at June 30, 2026 and December 31, 2025, respectively	1,411,068	1,361,278
Operating right-of-use assets	216,206	203,258
Finance right-of-use assets	84,239	85,030
Intangible assets, net	1,171,914	1,204,237
Goodwill	2,180,581	2,180,581
Other assets	342,271	315,580
Total assets	$7,429,258	$7,482,045
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	64,054	60,047
Accrued wages, benefits and taxes	277,499	339,710
Accrued interest	24,648	75,655
Other accrued liabilities	408,742	363,160
Current portion of lease obligations	79,672	78,717
Current portion of long-term debt	151,231	147,140
Total current liabilities	1,005,846	1,064,429
Operating lease obligations	182,105	171,880
Finance lease obligations	75,578	74,943
Long-term debt	4,266,377	4,898,769
Deferred income taxes	209,129	209,067
Tax receivable agreement liability	468,414	—
Insurance reserves	332,839	312,069
Other long-term liabilities	99,707	101,593
Total liabilities	6,639,995	6,832,750
Commitments and contingencies
Mezzanine equity:
Redeemable preferred stock	—	445,140
Total mezzanine equity	—	445,140
Stockholders’ equity:
Class A Common stock, $0.0001 par value, 1,200,000,000 and 200,000,000 shares authorized, 54,021,711 and 22,096,835 shares issued and 54,021,711 and 21,675,837 outstanding, respectively, as of June 30, 2026 and December 31, 2025	5	2
Class B Common stock, $0.0001 par value, 300,000,000 and no shares authorized and no shares issued or outstanding, respectively, as of June 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	963,270	456,466
Retained earnings (deficit)	(181,434)	(259,492)
Accumulated other comprehensive income (loss)	7,422	7,179
Total stockholders' equity (deficit)	789,263	204,155
Total liabilities, mezzanine equity and stockholders' equity	$7,429,258	$7,482,045

GMR Solutions Inc. and Subsidiaries

Consolidated Statements of Operations

For the three and six months ended June 30, 2026 and 2025

(Amounts in thousands, except share and per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net revenue	$1,490,286	$1,442,011	$2,947,862	$2,809,418
Operating expenses:
Employee wages, benefits and taxes	924,522	742,617	1,694,528	1,477,375
Maintenance, fuel and other direct expenses	136,417	112,617	255,037	224,428
Insurance expense	50,877	51,301	93,856	84,953
Other operating expenses	231,900	220,908	459,994	436,714
Depreciation and amortization	76,956	72,507	152,323	147,634
Impairment of assets held for sale and other investments	—	—	—	14,100
Acquisition, integration and other charges	12,925	1,055	16,537	5,356
Total operating expenses	1,433,597	1,201,005	2,672,275	2,390,560
Operating income	56,689	241,006	275,587	418,858
Interest expense, net	76,848	108,516	160,022	222,201
Equity in (earnings) losses of unconsolidated affiliates	(436)	(272)	(899)	(2,574)
Other (income) loss, net	(425)	10,468	(6,769)	9,546
Net income (loss) before income taxes	(19,298)	122,294	123,233	189,685
Income tax (benefit) expense	8,980	41,533	45,175	70,900
Net income (loss)	$(28,278)	$80,761	$78,058	$118,785

Net income (loss) available to common stockholders per share:
Basic	$(1.84)	$0.87	$(1.35)	$0.84
Diluted	$(1.84)	$0.27	$(1.35)	$0.26
Weighted-average common shares outstanding:
Basic	62,678,438	45,554,662	54,304,118	45,552,980
Diluted	62,678,438	148,265,105	54,304,118	148,084,828

Comprehensive income (loss):
Net income (loss)	(28,278)	80,761	78,058	118,785
Other comprehensive income (loss)
Unrealized holding gains (losses) on investments	837	371	313	839
Deferred income tax benefit (expense), net	(186)	(82)	(70)	(186)
Total other comprehensive income (loss), net of income tax	651	289	243	653
Comprehensive income (loss)	$(27,627)	$81,050	$78,301	$119,438

GMR Solutions Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the six months ended June 30, 2026 and 2025

(Amounts in thousands, unaudited)

	Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$78,058	$118,785
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	152,323	147,634
Amortization of deferred financing costs and debt discount	4,777	8,188
Paid-in-kind interest on long-term debt	—	15,579
Impairment of assets held for sale and other investments	—	14,100
(Gain) loss on divestiture of businesses	—	3,837
Stock-based compensation expense	132,511	1,422
Liability classified stock awards	—	4,169
Loss (gain) on disposal of property and equipment	1,855	5,290
Unrealized loss (gain) on marketable equity securities	873	784
Deferred income taxes	(8)	(4)
Other, net	(7,800)	3,645
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable, net	(71,555)	(54,923)
Accounts payable	4,007	8,923
Accrued wages, benefits and taxes	(62,806)	(20,553)
Accrued interest	(51,007)	27,138
Accrued liabilities	43,952	(60,027)
Other assets and liabilities, net	(7,854)	(5,314)
Net cash provided by (used in) operating activities	217,326	218,673
Cash flows from investing activities:
Proceeds from divestiture of businesses	—	2,819
Proceeds from asset disposals related to sales and insurance recoveries	1,323	633
Purchases of property and equipment	(137,989)	(111,600)
Net change in investments held as insurance collateral	(572)	(1,857)
Purchases of marketable securities	(64,563)	(20,300)
Sales and maturities of marketable securities	60,678	25,956
Other investing activities, net	14,675	(3,347)
Net cash provided by (used in) investing activities	(126,448)	(107,696)
Cash flows from financing activities:
Payments on finance lease obligations	(6,401)	(7,473)
Principal payments on long-term debt	(750,351)	(76,100)
Proceeds from issuance of long-term debt	73,037	77,026
Issuance of common stock, net	446,904	—
Repurchase of common stock	—	(86)
Issuance of warrants to purchase common stock	500,000	—
(Redemption) issuance of redeemable preferred stock	(549,402)	—
Proceeds from issuance of shares under stock award plan, net of cash taxes paid	72	499
Net cash provided by (used in) financing activities	(286,141)	(6,134)
(Decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(195,263)	104,843
Cash and cash equivalents, beginning of period (including restricted cash and restricted cash equivalents of $14.8 million and $16.6 million, respectively)	624,229	368,902
Cash and cash equivalents, end of period (including restricted cash and restricted cash equivalents of $9.0 million and $11.3 million, respectively)	$428,966	$473,745

Supplemental disclosure of cash flow information
Equipment (primarily aircraft) additions financed with the issuance of debt	$44,724	$20,491
Cash paid (received) during the period for:
Interest	$228,885	$170,557
Income taxes, net of refunds received	$38,757	$119,582

GMR Solutions Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

For the three and six months ended June 30, 2026 and 2025

(Amounts in thousands, unaudited)

The following table reconciles net income to EBITDA and Adjusted EBITDA:

	Three Months Ended			Six Months Ended
	June 30,		2026 v.	June 30,		2026 v.
	2026	2025	2025 Change	2026	2025	2025 Change
Net income (loss)	$(28,278)	$80,761	(135.0)%	$78,058	$118,785	(34.3)%
Interest expense, net	76,848	108,516	(29.2)%	160,022	222,201	(28.0)%
Income tax provision (benefit)	8,980	41,533	(78.4)%	45,175	70,900	(36.3)%
Depreciation and amortization	76,956	72,507	6.1%	152,323	147,634	3.2%
EBITDA	$134,506	$303,317	(55.7)%	$435,578	$559,520	(22.2)%
Management fees(1)	1,744	2,705	(35.5)%	4,721	5,410	(12.7)%
Stock-based compensation(2)	132,602	2,987	4,339.3%	132,511	5,592	2,269.7%
Professional fees and other expenses for non-recurring matters(3)	16,234	2,821	475.5%	23,145	7,375	213.8%
Debt refinancing fees paid to (received from) third parties(4)	239	(10)	(2,490.0)%	559	373	49.9%
Impairment of assets held for sale and other investments(5)	—	—	nm	—	14,100	nm
(Gain) loss on divestiture of businesses(6)	—	5,259	nm	—	3,837	nm
Realized and unrealized (gain) loss, net(7)	(353)	5,767	(106.1)%	(6,027)	7,002	(186.1)%
Equity method investment (income) loss(8)	(436)	(272)	60.3%	(899)	(2,574)	(65.1)%
Adjusted EBITDA	$284,536	$322,574	(11.8)%	$589,588	$600,635	(1.8)%

nm – Not meaningful

(1)	Represents management/director fees paid to directors and Kohlberg Kravis Roberts & Co. L.P. (the “Manager”) in connection with the ownership and financial management of the Company and procurement diagnostics and operational support provided by the Manager and its affiliates, including under the Monitoring Agreement (as defined in the IPO Prospectus). The Monitoring Agreement was terminated upon completion of the IPO. See “Certain Relationships and Related Party Transactions” in the IPO Prospectus for further information.

(2)	Represents the stock compensation expense associated with the vesting of stock options and other equity awards, related primarily to the vesting of certain awards based on the consummation of the IPO and achievement of certain performance targets on such date, as applicable, as well as the estimate of achievement of the cash-settled performance stock units as discussed in Note 15 of our unaudited condensed consolidated financial statements included in Part I, Item 1 of the Form 10-Q Quarterly Report for the period ended June 30, 2026.

(3)	Represents fees and expenses incurred in connection with certain business combinations and divestitures, as well as other fees and expenses incurred in connection with distinct transactions and matters unrelated to our normal and continued business operations, as further described below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2026	2025	2026	2025

Acquisition and divestiture fees paid to (received from) third parties(i)	455	1,190	1,861	3,204
Executive management severance fees(ii)	124	(65)	1,326	717
Legal settlements and government affairs(iii)	500	(1,748)	1,507	(894)
Initial public offering related fees paid to third parties(iv)	12,715	—	12,715	—
Other(v)	2,440	3,444	5,736	4,348
Total professional fees and other expenses for non-recurring matters	$16,234	$2,821	$23,145	$7,375

(i)	Represents fees incurred in connection with potential and completed business combinations and divestitures of certain asset groups. These costs primarily represent diligence costs, transaction costs, and integration costs, and consist primarily of third party financial advisory, legal, and consulting fees. Such costs are specific to acquisition and divestiture activity that would not have otherwise been incurred in connection with our ordinary course business operations.

(ii)	Fees incurred in the six months ended June 30, 2026 and 2025 primarily related to severance costs in connection with our targeted market exit strategies executed during such periods, in each case, to optimize our cost structure and enhance our operating effectiveness. These activities were undertaken to meet specific business objectives. In addition, these amounts represent discrete costs outside the ordinary course of business that are distinct from normal, recurring operating expenses.

(iii)	For the periods presented, amounts primarily relate to certain regulatory initiatives in California that are non-routine and not expected to continue.

(iv)	Represents third party fees and expenses incurred in connection with the IPO, which was consummated on May 14, 2026.

(v)	Represents other third-party fees and expenses incurred in connection with distinct transactions and matters unrelated to our normal and continued business operations, including major system implementation and enhancements relating to the integration of our timekeeping and electronic patient care charting systems.

(4)	Represents fees associated with our long-term debt refinancing consummated during fiscal year 2025, which primarily consisted of fees incurred for third party legal, accounting and tax consulting in connection with the debt refinancing.

(5)	Impairment of assets held for sale and other investments includes impairment charges of $14.1 million related to a strategic cost investment for the six months ended June 30, 2025. There was no impairment on assets held for sale or strategic cost investments for the three and six months ended June 30, 2026.

(6)	(Gain) loss on divestiture of businesses for the three and six months ended June 30, 2025 was $5.3 million and $3.8 million, respectively, related to net working capital finalization for the divestiture of our coordinated care and fire services business. There was no (gain) loss on divestiture of businesses recorded for the three and six months ended June 30, 2026.

(7)	Realized and unrealized (gain) loss, net represents changes in the fair value of equity securities for the three and six months ended June 30, 2026 and 2025, respectively. Additionally, during the six months ended June 30, 2026, a certain cost method investment was sold for a (gain) of ($6.9) million. There was a loss on a strategic cost investment of $6.2 million for the six months ended June 30, 2025.

(8)	We use the equity method of accounting to recognize our proportionate share of net income (loss) generated by our noncontrolling interest in Banner health system emergency air joint venture in Arizona.